               AMENDMENT NUMBER 1 TO THE PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement dated February 17, 1999 among Sun Life Assurance Company of Canada (U.S.), Sun Capital Advisers Trust, and Sun Capital Advisers, Inc., the parties hereby agree to the amendment set forth below:


1. The third WHEREAS clause, which begins on page 1 of the Participation Agreement is deleted in its entirety and replaced with the following:

     WHEREAS, the Fund has received an order from the Securities and Exchange Commission, that grants Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and to Qualified Plans (hereinafter the "Mixed and Shared Funding Exemptive Order"); and


2.  SCHEDULE A is deleted in its entirety and replaced with the following:

                                   SCHEDULE A

     ACCOUNT                                           DATE OF ORGANIZATION
     -------                                           --------------------
     Sun Life of Canada (U.S.) Variable Account F      July 13, 1989
     Sun Life of Canada (U.S.) Variable Account G      July 25, 1996
     Sun Life of Canada (U.S.) Variable Account I      December 1, 1998


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment
Number 1 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment shall take effect on May 1, 1999.

                              SUN LIFE ASSURANCE COMPANY OF
                              CANADA (U.S.)


                              By:
                                 -----------------------------------------------
                                     Donald E. Kaufman
                              Title: Vice President

                              SUN CAPITAL ADVISERS TRUST


                              By:
                                 -----------------------------------------------
                                     James M.A. Anderson
                              Title: President

                              SUN CAPITAL ADVISERS, INC.


                              By:
                                 -----------------------------------------------
                                     C. James Prieur
                              Title: Executive Vice President